Exhibit 3.1

XRS CORPORATION
FIFTH AMENDED AND RESTATED ARTICLES OF INCORPORATION
ARTICLE 1
The name of this corporation shall be XRS Corporation (the “Corporation”).
ARTICLE 2
The registered office of this Corporation in the State of Minnesota shall be 965 Prairie Center Drive, Eden Prairie, Minnesota 55344, and the registered agent of this Corporation shall be: none.
ARTICLE 3
3.1 This Corporation shall have the authority to issue an aggregate of one hundred million (100,000,000) shares of Common Stock, $.01 par value per share. Such shares shall be designated as this Corporation’s “Common Stock.”
3.2 This Corporation shall have the authority to issue an aggregate of fifty million (50,000,000) shares of Preferred Stock, which may be issued in one or more series as determined from time to time by the Board of Directors. The shares of Preferred Stock of any series authorized for issuance by the Board of Directors shall be senior to the Common Stock with respect to any distribution (as such term is defined in Section 302A.011, Subd. 10, Minnesota Statutes) if so designated by the Board of Directors. The Board of Directors is hereby granted the express authority to fix by resolution any other powers, preferences, rights (including, without limitation, voting rights), qualifications, limitations or restrictions with respect to any particular series of Preferred Stock.
3.3 There shall be no cumulative voting by the holders of the Common Stock.
3.4 The shareholders of this Corporation shall have no preemptive rights to subscribe for or otherwise acquire (i) any new or additional shares of stock of this Corporation of any class whether now authorized or authorized hereafter, or (ii) any options or warrants to purchase, subscribe for or otherwise acquire any such new or additional shares of any class, or any shares, bonds, notes, debentures, or (iii) other securities convertible into or carrying options or warrants to purchase, subscribe for, or otherwise acquire any such new or additional shares of any class.
ARTICLE 4
In addition to, and not by way of limitation, of, the powers granted to the Board of Directors by Chapter 302A, Minnesota Revised Statutes, the Board of Directors of this Corporation shall have the following powers and authority:
4.1 To fix by resolution any designation, power, preference, right, qualification, limitation or restriction with respect to the issuance of any series of the preferred Stock of this Corporation authorized by these Articles of Incorporation.
4.2 To issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

4.3 To fix the terms, provisions and conditions of and to authorize the issuance, sale, pledge or exchange of bonds, debentures, notes, or other evidences of indebtedness of this Corporation.
4.4 To issue authorized securities of this Corporation and rights to acquire such securities and to reserve securities of this Corporation for issuance upon exercise of such rights.
4.5 To adopt, amend or repeal all or any of the Bylaws of this Corporation by the vote of a majority of its members, subject to the power of the shareholders to adopt, amend or repeal such Bylaws.
4.6 As to any member of the Board of Directors, to give advance written consent or opposition to a resolution stating an action to be taken by the Board of Directors. If such member is not present at the meeting at which action is taken upon such resolution, such consent or opposition does not constitute presence for purposes of determining the existence of a quorum, but shall be counted as a vote in favor of or against the resolution and shall be entered in the minutes or other record of action taken by the Board of Directors at the meeting if the resolution acted upon by the Board of Directors at the meeting is substantially the same or has substantially the same effect as the resolution to which the member of the Board of Directors has consented or objected.
4.7 To adopt an indemnity plan and to purchase and maintain insurance for officers, directors, employees and agents against liability asserted against them and incurred in any such capacity or arising out of their status as such, and to enter into contracts for indemnification of such persons, to the fullest extent permissible under the provisions of Chapter 302A, Minnesota Revised Statutes. Except as expressly provided in Section 302A.251, Subd. 4, Minnesota Revised Statutes, a member of the Board of Directors of this Corporation shall have no personal liability to this Corporation or to the shareholders for monetary damages for breach of fiduciary duty as a member of the Board of Directors. Amendment or repeal of this Section 4.7 shall not adversely affect any right of indemnification or limitation of liability of any officer, director, employee or agent with respect to any liability or alleged liability arising out of any act or omission occurring prior to such amendment or repeal.
4.8 To take any action required or permitted to be taken at a meeting of the Board of Directors by written action signed by the number of directors that would be required to take same action at a meeting of the Board of Directors at which all directors were present, including action requiring shareholder approval, provided, that any action taken in writing which requires shareholder approval shall be signed by all directors.
ARTICLE 5
Neither Section 302A.671 of the Minnesota Statutes nor any successor statute thereto shall apply to, or govern in any manner, the Corporation or any control share acquisition of shares of capital stock of the Corporation or limit in any respect the voting or other rights of any existing or future shareholder of the Corporation or entitle the Corporation or its shareholders to any redemption or other rights with respect to outstanding capital stock of the Corporation that the Corporation or its shareholders would not have in the absence of Section 302A.671 of the Minnesota Statutes or any successor statute thereto.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES B PREFERRED STOCK
OF
XRS CORPORATION,
a Minnesota Corporation
1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series B Preferred Stock.”
2. Authorized Number. The number of shares constituting the Series B Preferred Stock shall be Three Million (3,000,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. Dividend Rights. The holders of the Series B Preferred Stock shall be entitled to receive, out of any assets of the Corporation legally available therefor, cumulative dividends at the rate of four percent (4%) of the Original Issue Price (as defined below) per annum on each outstanding share of Series B Preferred Stock (the “Preferred Dividend”). Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash or, at the election of holders of at least sixty percent (60%) of the Series B Preferred Stock then outstanding as of twenty (20) business days prior to the date of payment, in shares of Series B Preferred Stock. The aggregate number of shares of Series B Preferred Stock so payable to any holder upon such election to receive dividends in kind shall be equal to the aggregate amount of such Preferred Dividend payable to such holder divided by the Conversion Price (as defined below), with any fractions of a share to be issued rounded to the nearest whole share. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation, other than a Senior Preferred Dividend, unless and until it has paid the Preferred Dividend on the shares of Series B Preferred Stock to the holders of the Series B Preferred Stock. “Senior Preferred Dividend” as used in this Certificate of Designation means any dividend paid on any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Preferred Dividend. In addition, in the event dividends are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay an additional dividend on all outstanding shares of Series B Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock with respect to the payment of dividends (other than the Preferred Dividend).
4. Liquidation Preference.
(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series B Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series B Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of

Series B Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series B Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
(i) “Liquidation Senior Stock” means the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;
(ii) “Liquidation Junior Stock” means the Common Stock, the Series C Preferred Stock, the Series D Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series B Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
(iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series B Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series B Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series B Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series B Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series B Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series B Preferred Stock would receive (with respect to the shares Series B Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series B Preferred Stock (with respect to the shares of Series B Preferred Stock) if such holders had not converted such Series B Preferred Stock into shares of Common Stock. If holders of any Series B Preferred Stock are treated as if they had converted shares of Series B Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
(D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series B Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series B Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series B Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series B Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series B Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange

Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.
(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
(i) Securities not subject to investment letter or other similar restrictions on free marketability:
(A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
5. Redemption. In accordance with this Section 5, the Series B Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series B Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series B Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series B Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
(A) Election to Redeem Series B Preferred Stock. The Series B Preferred Stock may be redeemed in any of the following ways:

(i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series B Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series B Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series B Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series B Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series B Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series B Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series B Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series B Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series B Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
(ii) At the Request of the Holders:
(1) The holders of sixty percent (60%) of the Series B Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series B Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series B Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series B Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series B Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series B Preferred Stock.
(2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series B Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Preferred Dividend described in Section 3 shall increase from four percent (4%) per annum to ten percent (10%) per annum and shall be compounded semi-annually from the date of the Election Notice.
(3) Notwithstanding the above, any holder of Series B Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
(4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series B Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
(B) Method of Redemption.
(i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series B Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.
(ii) Each holder of shares of Series B Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice or Optional Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date or Optional Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series B Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series B Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series B Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
(C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series B Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series B Preferred Stock.
6. Conversion. The holders of Series B Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(A) Right to Convert. Each share of Series B Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series B Preferred Stock by the Conversion Price at the time in effect for shares of Series B Preferred Stock. The “Original Issue Price” per share of Series B Preferred Stock is $2.54. The “Conversion Price” per share of Series B Preferred Stock initially shall be $2.54, subject to adjustment from time to time as provided below.
(B) Mechanics of Conversion. Before any holder of Series B Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of

Series B Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.
(C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series B Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series B Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series B Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series B Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series B Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series B Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series B Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series B Preferred Stock.
(E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such

Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series B Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series B Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series B Preferred Stock held by each holder could then be converted.
(F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.
(G) No Fractional Shares and Certificate as to Adjustments.
(i) No fractional shares shall be issued upon conversion of the Series B Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series B Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series B Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series B Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series B Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series B Preferred Stock.
(H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series B Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series B Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series B Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series B Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.
(J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series B Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series B Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series B Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
8. Right to Nominate and Elect Directors. Notwithstanding anything to the contrary in the foregoing provisions, for so long as at least 325,000 shares of Series B Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series B Preferred Stock after the filing date hereof) the holders of a majority of the outstanding shares of Series B Preferred Stock, voting as a separate class, shall be entitled to nominate and elect two (2) members of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such directors and to fill any vacancy caused by the resignation, death or removal of such directors. In the event that the Board of Directors of the Corporation consists of seven (7) or fewer members, then one of the two nominees of the holders must be a person not affiliated with the holders who is acceptable (in the exercise of reasonable discretion) to the members of the Board of Directors.
9. Status of Converted or Redeemed Stock. In the event any Series B Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES C PREFERRED STOCK
OF
XRS CORPORATION,
a Minnesota Corporation
1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series C Preferred Stock.”
2. Authorized Number. The number of shares constituting the Series C Preferred Stock shall be One Million Four Hundred Thousand (1,400,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series C Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock with respect to the payment of dividends.
4. Liquidation Preference.
(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series C Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series C Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series C Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series C Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
(i) “Liquidation Senior Stock” means the Series B Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) “Liquidation Junior Stock” means the Common Stock, the Series D Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series C Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
(iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series C Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series C Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series C Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series C Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series C Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series C Preferred Stock would receive (with respect to the shares Series C Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series C Preferred Stock (with respect to the shares of Series C Preferred Stock) if such holders had not converted such Series C Preferred Stock into shares of Common Stock. If holders of any Series C Preferred Stock are treated as if they had converted shares of Series C Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
(D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series C Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series C Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series C Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series C Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series C Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.

(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
(i) Securities not subject to investment letter or other similar restrictions on free marketability:
(A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
5. Redemption. In accordance with this Section 5, the Series C Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series C Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series C Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series C Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
(A) Election to Redeem Series C Preferred Stock. The Series C Preferred Stock may be redeemed in any of the following ways:
(i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series C Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series C Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series C Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series C Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series C Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series C Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series C Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series C Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series C Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
(ii) At the Request of the Holders:
(1) The holders of sixty percent (60%) of the Series C Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series C Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series C Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series C Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series C Preferred Stock as far as practicable in advance of the Redemption Date. The

Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series C Preferred Stock.
(2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series C Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series C Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series C Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series C Preferred Stock to the holders of the Series C Preferred Stock.
(3) Notwithstanding the above, any holder of Series C Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
(4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series C Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
(B) Method of Redemption.
(i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series C Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.

(ii) Each holder of shares of Series C Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Redemption Notice or Optional Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates of the owner thereof and each surrendered certificate shall be canceled. From and after the Redemption Date or Optional Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series C Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series C Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series C Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
(C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series C Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series C Preferred Stock.
6. Conversion. The holders of Series C Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(A) Right to Convert. Each share of Series C Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series C Preferred Stock by the Conversion Price at the time in effect for shares of Series C Preferred Stock. The “Original Issue Price” per share of Series C Preferred Stock is $3.94. The “Conversion Price” per share of Series C Preferred Stock initially shall be $3.94, subject to adjustment from time to time as provided below.
(B) Mechanics of Conversion. Before any holder of Series C Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series C Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series C Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series C Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series C Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series C Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series C Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series C Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series C Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series C Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series C Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series C Preferred Stock.
(E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series C Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series C Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series C Preferred Stock held by each holder could then be converted.
(F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series C Preferred Stock against impairment.
(G) No Fractional Shares and Certificate as to Adjustments.
(i) No fractional shares shall be issued upon conversion of the Series C Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series C Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series C Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series C Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series C Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series C Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series C Preferred Stock.
(H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series C Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series C Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series C Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series C Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.

(J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series C Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series C Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series C Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
8. Protective Provision. For so long as any shares of Series C Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series C Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series C Preferred Stock.
9. Status of Converted or Redeemed Stock. In the event any Series C Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES D PREFERRED STOCK
OF
XRS CORPORATION,
a Minnesota Corporation
1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series D Preferred Stock.”
2. Authorized Number. The number of shares constituting the Series D Preferred Stock shall be One Million Six Hundred Thousand (1,600,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series D Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock with respect to the payment of dividends.
4. Liquidation Preference.
(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series D Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series D Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series D Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
(i) “Liquidation Senior Stock” means the Series B Preferred Stock, the Series C Preferred Stock, the Series F Preferred Stock, the Series G Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) “Liquidation Junior Stock” means the Common Stock and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series D Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
(iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series D Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series D Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series D Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series D Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series D Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series D Preferred Stock would receive (with respect to the shares Series D Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series D Preferred Stock (with respect to the shares of Series D Preferred Stock) if such holders had not converted such Series D Preferred Stock into shares of Common Stock. If holders of any Series D Preferred Stock are treated as if they had converted shares of Series D Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
(D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series D Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series D Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series D Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series D Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series D Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.

(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
(i) Securities not subject to investment letter or other similar restrictions on free marketability:
(A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
5. Redemption. In accordance with this Section 5, the Series D Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series D Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series D Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series D Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
(A) Election to Redeem Series D Preferred Stock. The Series D Preferred Stock may be redeemed in any of the following ways:
(i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series D Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series D Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series D Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series D Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series D Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series D Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series D Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(k) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series D Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series D Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
(ii) At the Request of the Holders:
(1) The holders of sixty percent (60%) of the Series D Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series D Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series D Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series D Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series D Preferred Stock as far as practicable in advance of the Redemption Date. The

Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series D Preferred Stock.
(2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series D Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series D Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series D Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series D Preferred Stock to the holders of the Series D Preferred Stock.
(3) Notwithstanding the above, any holder of Series D Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
(4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series D Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
(B) Method of Redemption.
(i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series D Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.

(ii) Each holder of shares of Series D Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series D Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series D Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series D Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
(C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series D Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series D Preferred Stock.
6. Conversion. The holders of Series D Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(A) Right to Convert. Each share of Series D Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series D Preferred Stock by the Conversion Price at the time in effect for shares of Series D Preferred Stock. The “Original Issue Price” per share of Series D Preferred Stock is $3.83. The “Conversion Price” per share of Series D Preferred Stock initially shall be $3.83, subject to adjustment from time to time as provided below.
(B) Mechanics of Conversion. Before any holder of Series D Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series D Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series D Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series D Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date. ]

(C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series D Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series D Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series D Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series D Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series D Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series D Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series D Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series D Preferred Stock.
(E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series D Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series D Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series D Preferred Stock held by each holder could then be converted.
(F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series D Preferred Stock against impairment.
(G) No Fractional Shares and Certificate as to Adjustments.
(i) No fractional shares shall be issued upon conversion of the Series D Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series D Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series D Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series D Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series D Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series D Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series D Preferred Stock.
(H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series D Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series D Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series D Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series D Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.

(J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series D Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series D Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series D Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
8. Protective Provision. For so long as any shares of Series D Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series D Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series D Preferred Stock.
9. Status of Converted or Redeemed Stock. In the event any Series D Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES F PREFERRED STOCK
OF
XRS CORPORATION,
a Minnesota Corporation
1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series F Preferred Stock.”
2. Authorized Number. The number of shares constituting the Series F Preferred Stock shall be One Million Four Hundred Thousand (1,400,000) shares. The Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series F Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series F Preferred Stock with respect to the payment of dividends.
4. Liquidation Preference.
(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series F Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series F Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series F Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series F Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
(i) “Liquidation Senior Stock” means the Series G Preferred Stock and any other class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series F Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) “Liquidation Junior Stock” means the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series F Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
(iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series F Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series F Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series F Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series F Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series F Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series F Preferred Stock would receive (with respect to the shares Series F Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series F Preferred Stock (with respect to the shares of Series F Preferred Stock) if such holders had not converted such Series F Preferred Stock into shares of Common Stock. If holders of any Series F Preferred Stock are treated as if they had converted shares of Series F Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
(D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series F Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series F Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series F Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series F Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series F Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.

(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
(i) Securities not subject to investment letter or other similar restrictions on free marketability:
(A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
5. Redemption. In accordance with this Section 5, the Series F Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series F Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series F Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series F Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
(A) Election to Redeem Series F Preferred Stock. The Series F Preferred Stock may be redeemed in any of the following ways:
(i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series F Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series F Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series F Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price (as defined below) upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption

Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series F Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series F Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series F Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series F Preferred Stock) can be sold without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series F Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series F Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
(ii) At the Request of the Holders:
(1) The holders of sixty percent (60%) of the Series F Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series F Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series F Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series F Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series F Preferred Stock as far as practicable in advance of the Redemption Date. The

Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series F Preferred Stock.
(2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series F Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series F Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series F Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series F Preferred Stock to the holders of the Series F Preferred Stock.
(3) Notwithstanding the above, any holder of Series F Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
(4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series F Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
(B) Method of Redemption.
(i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section (B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series F Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.

(ii) Each holder of shares of Series F Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series F Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series F Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series F Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
(C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series F Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series F Preferred Stock.
6. Conversion. The holders of Series F Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(A) Right to Convert. Each share of Series F Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series F Preferred Stock by the Conversion Price at the time in effect for shares of Series F Preferred Stock. The “Original Issue Price” per share of Series F Preferred Stock is $2.22. The “Conversion Price” per share of Series F Preferred Stock initially shall be equal to the Original Issue Price, subject to adjustment from time to time as provided below.
(B) Mechanics of Conversion. Before any holder of Series F Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series F Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series F Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series F Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series F Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series F Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series F Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series F Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series F Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series F Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series F Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series F Preferred Stock.
(E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series F Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series F Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series F Preferred Stock held by each holder could then be converted.
(F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series F Preferred Stock against impairment.
(G) No Fractional Shares and Certificate as to Adjustments.
(i) No fractional shares shall be issued upon conversion of the Series F Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series F Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series F Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series F Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series F Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series F Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series F Preferred Stock.
(H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series F Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series F Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series F Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series F Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series F Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.

(J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series F Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
7. Voting Rights. Except as otherwise provided herein or by law, each holder of shares of Series F Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series F Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
8. Protective Provision. For so long as any shares of Series F Preferred Stock remain outstanding, the Corporation shall not take any action to increase the authorized number of shares of Series F Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series F Preferred Stock.
9. Status of Converted or Redeemed Stock. In the event any Series F Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

CERTIFICATE OF DESIGNATION
OF PREFERENCES OF SERIES G PREFERRED STOCK
OF
XRS CORPORATION,
a Minnesota Corporation
1. Designation. The series of Preferred Stock of the Corporation shall be designated as “Series G Preferred Stock.”
2. Authorized Number. The number of shares constituting the Series G Preferred Stock shall be Ten Million One Hundred Thousand (10,100,000) shares. Subject to Section 8 below, the Board of Directors is authorized to decrease the number of shares of any series of preferred stock prior or subsequent to the issue of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
3. Dividend Rights. In the event dividends (other than the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock) are paid on any other capital stock of the Corporation other than Dividend Senior Stock, the Corporation shall pay a dividend on all outstanding shares of Series G Preferred Stock (on an as-if-converted to Common Stock basis) in an amount per share equal to the maximum amount paid or set aside for any such other share of capital stock (on an as-if-converted to Common Stock basis). “Dividend Senior Stock” as used in this Certificate of Designation means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series G Preferred Stock with respect to the payment of dividends.
4. Liquidation Preference.
(A) In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of the Series G Preferred Stock shall be entitled to receive, after the satisfaction in full of the liquidation preference of holders of any Liquidation Senior Stock, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of any Liquidation Junior Stock, and pari passu with the satisfaction of the liquidation preference of holders of any Liquidation Parity Stock, an amount per share equal to the Original Issue Price of the Series G Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all accrued or declared but unpaid dividends on each share of Series G Preferred Stock then held by such holder. If upon the occurrence of such Liquidation Event, the remaining assets and funds of the Corporation available for distribution among the holders of Series G Preferred Stock and the holders of any Liquidation Parity Stock shall be insufficient to permit the payment to such holders of the full preferential amounts to which they are entitled, then the entire remaining assets and funds of the Corporation legally available for distribution to such holders shall be distributed among such holders in proportion to the full preferential amount each such holder is otherwise entitled to receive.
(B) As used in this Certificate of Designation:
(i) “Liquidation Senior Stock” means any class or series of stock of the Corporation hereafter authorized that has priority or preference over the Series G Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation;

(ii) “Liquidation Junior Stock” means the Common Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and the Series F Preferred Stock, and any other class or series of stock of the Corporation hereafter authorized with respect to which the Series G Preferred Stock has priority or preference in the distribution of assets on any liquidation, dissolution or winding up of the Corporation; and
(iii) “Liquidation Parity Stock” means any class or series of stock of the Corporation hereafter authorized that ranks equally with the Series G Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.
(C) Notwithstanding subparagraph (A) above, solely for purposes of determining the amount each holder of shares of Series G Preferred Stock is entitled to receive with respect to a Liquidation Event, the holder of shares of Series G Preferred Stock shall be treated as if such holder had converted such holder’s shares of Series G Preferred Stock into shares of Common Stock immediately prior to the closing of the Liquidation Event if it is determined that, as a result of an actual conversion of such Series G Preferred Stock (including taking into account the operation of this subparagraph (C)), each holder of Series G Preferred Stock would receive (with respect to the shares Series G Preferred Stock), in the aggregate, an amount greater than the amount that would be distributed to holders of Series G Preferred Stock (with respect to the shares of Series G Preferred Stock) if such holders had not converted such Series G Preferred Stock into shares of Common Stock. If holders of any Series G Preferred Stock are treated as if they had converted shares of Series G Preferred Stock into Common Stock pursuant to this paragraph, then such holders shall not be entitled to receive any distribution pursuant to Section 4(A) that would otherwise be made to such holders.
(D) For purposes of this Section 4, unless waived in writing by holders of a majority of the outstanding shares of either the Series G Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series G Preferred Stock, a Change in Control shall be deemed to be a Liquidation Event and shall entitle the holders of Series G Preferred Stock to receive proceeds from such Liquidation Event (including payments at closing, and at each date after the closing on which additional amounts are paid to stockholders of the Corporation as a result of the Liquidation Event) in cash, securities or other property (valued as provided in Section 4(E) below) in the amount specified in this Section 4. Unless waived in writing by holders of a majority of the outstanding shares of either the Series G Preferred Stock or any class or series of Liquidation Senior Stock with respect to the Series G Preferred Stock, a “Change in Control” shall be deemed to occur if any of the following occur: (i) any “person” or “group” (each as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) acquires or becomes a “beneficial owner” (as defined in Rule 13d-3 or any successor rule under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to vote generally in the election of directors (“Voting Securities”); (ii) a reorganization, merger or consolidation of the Corporation or a statutory exchange of outstanding Voting Securities of the Corporation, unless, immediately following such reorganization, merger, consolidation or exchange, all or substantially all of the persons who were the beneficial owners of Voting Securities of the Corporation immediately prior to such reorganization, merger, consolidation or exchange beneficially own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such reorganization, merger, consolidation or exchange in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or exchange, of the Voting Securities of the Corporation; or (iii) (x) a complete liquidation or dissolution of the Corporation or (y) the sale or other disposition, directly or indirectly, of all or substantially all of the assets of the Corporation, in one or a series of transactions.

(E) Whenever the distribution provided for in this Section 4 shall be payable in securities or property other than cash, the value of such distribution shall be as follows:
(i) Securities not subject to investment letter or other similar restrictions on free marketability:
(A) If traded on a securities exchange (which shall include the Nasdaq Stock Market), the value shall be deemed to be the average of the closing prices of the securities on such exchange over the 30-day period ending three (3) days prior to the closing;
(B) If traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever are applicable) over the 30-day period ending three (3) days prior to the closing; and
(C) If there is no public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
(ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder’s status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (i)(A), (B) or (C) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors of the Corporation.
5. Redemption. In accordance with this Section 5, the Series G Preferred Stock shall be redeemable by paying in cash in exchange for each share of Series G Preferred Stock a sum equal to the Original Issue Price (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like after the first issuance of shares of Series G Preferred Stock), plus accrued and unpaid dividends with respect to such share (the “Redemption Price”). The total amount to be paid for the shares of the redeemed Series G Preferred Stock is hereinafter referred to as the “Total Redemption Price.”
(A) Election to Redeem Series G Preferred Stock. The Series G Preferred Stock may be redeemed in any of the following ways:
(i) Optional Redemption by the Corporation. The Corporation shall have the right, in its sole discretion, to redeem all (but not less than all) of the outstanding Series G Preferred Stock at any time after the date five (5) years after the first issuance of shares of Series G Preferred Stock (the “Maturity Date”), provided that the Optional Redemption Conditions (as defined below) shall have been met. The Corporation shall deliver a notice of the Corporation’s intention to redeem the outstanding shares of Series G Preferred Stock (the “Optional Redemption Notice”) on a date, not earlier than the Maturity Date (the “Optional Redemption Date”); provided, however, that such Optional Redemption Notice shall not be given less than sixty (60) days, nor more than ninety (90) days, prior to the Optional Redemption Date. In addition to specifying the Optional Redemption Date, the Optional Redemption Notice shall specify the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates, and shall contain a certification by the Chief Executive Officer or Chief Financial Officer of the Corporation stating that the Corporation’s Common Stock price has traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered. The Corporation shall effect such redemption on the Optional Redemption Date by paying the Redemption Price in exchange for each share of Series G Preferred Stock. Notwithstanding the foregoing, the Corporation shall only be permitted to effect an optional redemption of the Preferred Stock under this Section 5(A)(i) if the following conditions (the “Optional Redemption Conditions”) shall have been met: (w) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the seventy (70) consecutive trading days immediately preceding the date the Optional Redemption Notice is delivered, (x) the Corporation’s Common Stock price shall have traded on a securities exchange (which shall include the Nasdaq Stock Market) with a closing price of at least three times (3x) the then effective Conversion Price on each of the twenty (20) consecutive trading days immediately preceding the Optional Redemption Date, (y) either (1) a registration statement shall then be in effect under the Securities Act of 1933, as amended (the “Securities Act”), with respect to all shares of Common Stock issuable on conversion of the Series G Preferred Stock then outstanding, and all such shares of Common Stock shall then be saleable into the public market by the holders therefor pursuant to such registration statement and without any other restriction under applicable securities laws (other than notice requirements and volume limitations provided under Rule 144 of the Securities Act, if applicable due to status as an affiliate of the Corporation) or (2) all shares of outstanding Series G Preferred Stock (and shares of Common Stock issued or issuable upon conversion of such Series G Preferred Stock) can be sold without volume or other restrictions during any and all three-month periods without compliance with the registration requirements of the Securities Act pursuant to Rule 144(b)(1) under the Securities Act and an opinion of legal counsel to the Corporation delivered to such holders of Series G Preferred Stock to such effect; and (z) the Corporation has sufficient funds legally available to redeem all shares of Series G Preferred Stock to be redeemed at the Optional Redemption Date. Notwithstanding the above, any holder of Series G Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Optional Redemption Date.
(ii) At the Request of the Holders:
(1) The holders of sixty percent (60%) of the Series G Preferred Stock may, by written notice to the Corporation (the “Election Notice”), require the Corporation to redeem the outstanding shares of Series G Preferred Stock at any time following the first to occur of: (a) the Maturity Date (as defined in Section 5(A)(i)), (b) the delivery of an Acceleration Event Notice (as defined below) or (c) a Change in Control (unless waived in accordance with Section 4(D)). Any such Election Notice shall specify a date upon which such redemption shall occur (the “Redemption Date”); provided, however, that if the redemption is related to the passing of the Maturity Date or a Change in Control, then (i) the Election Notice shall be given not less than sixty (60) days nor more than ninety (90) days prior to the requested Redemption Date, and (ii) at least thirty (30) days but not more than sixty (60) days prior to the Redemption Date the Corporation shall send a notice (a “Redemption Notice”) to all holders of Series G Preferred Stock setting forth (A) the Redemption Date, (B) the Redemption Price for the shares of Series G Preferred Stock to be redeemed, and (C) the place at which such holders may obtain payment of their respective portions of the Total Redemption Price upon surrender of their share certificates. If redemption is being sought in connection with an Acceleration Event, the Corporation shall set the Redemption Date on a date as soon as practicable following the occurrence of the Acceleration Event, and shall send the Redemption Notice to all holders of Series G Preferred Stock as far as practicable in advance of the Redemption Date. The Corporation shall effect such redemption on the Redemption Date by paying the Redemption Price in exchange for each share of Series G Preferred Stock.
(2) Notwithstanding the foregoing, the Corporation may decline to redeem any or all of the Series G Preferred Stock (provided that any redemption in part shall be pro rata across holders) and in such case, the Series G Preferred Stock shall bear cumulative dividends at the rate of four percent (4%) of the Original Issue Price per annum on each outstanding share of Series G Preferred Stock (the “Preferred Dividend”) from the date of the Election Notice. Such Preferred Dividend shall be paid semi-annually on the last business day of May and November of each year in cash. The Board of Directors shall not pay any dividend to the holders of any other capital stock of the Corporation except Dividend Senior Stock and the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock, unless and until it has paid the Preferred Dividend on the shares of Series G Preferred Stock to the holders of the Series G Preferred Stock.
(3) Notwithstanding the above, any holder of Series G Preferred Stock may convert such shares into Common Stock pursuant to Section 6(A) prior to the date immediately preceding the Redemption Date.
(4) For purposes of this Section 5(A)(ii), an “Acceleration Event” shall consist of (i) any judgment against the Corporation in excess of $10,000,000 unless such judgment is stayed within sixty (60) days of the date of such judgment; (ii) any event of default under any indebtedness of the Corporation that causes $10,000,000 or more of such indebtedness to accelerate; or (iii) an event of bankruptcy, an assignment for the benefit of creditors or similar event. The Corporation shall, on the date an Acceleration Event occurs, or as soon as reasonably practicable thereafter (but in no event later than five (5) days following the date of an Acceleration Event), provide a written notice to all holders of Series G Preferred Stock with a description of the facts giving rise to the Acceleration Event (the “Acceleration Event Notice”).
(B) Method of Redemption.
(i) On or prior to the Redemption Date or Optional Redemption Date, as applicable, the Corporation shall deposit the Total Redemption Price of the shares to be redeemed with a bank or trust company having aggregate capital and surplus in excess of $100,000,000, as a trust fund (an “Eligible Institution”), with irrevocable instructions and authority to the Eligible Institution to pay, on and after the Redemption Date or Optional Redemption Date, as applicable, the Redemption Price of the shares to their respective holders upon the surrender of their share certificates. Any money deposited by the Corporation pursuant to this Section 5(B) for the redemption of shares thereafter converted into shares of Common Stock pursuant to Section 6 hereof prior to the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation forthwith upon such conversion. The balance of any funds deposited by the Corporation pursuant to this Section 5(B) remaining unclaimed at the expiration of one (1) year following the Redemption Date or Optional Redemption Date, as applicable, shall be returned to the Corporation promptly upon its written request, and each holder of Series G Preferred Stock shall thereafter look only to the Corporation for payment of the Redemption Price.

(ii) Each holder of shares of Series G Preferred Stock to be redeemed shall surrender such holder’s certificates representing such shares to the Corporation in the manner and at the place designated in the Optional Redemption Notice or Redemption Notice, as applicable, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. From and after the Optional Redemption Date or Redemption Date, as applicable, unless there shall have been a default in payment of the Redemption Price or the Corporation is unable to pay the Total Redemption Price, all rights of the holder of such shares as holder of Series G Preferred Stock (except the right to receive the Redemption Price per share without interest upon surrender of their certificates), shall cease and terminate with respect to such shares; provided that in the event that any shares of Series G Preferred Stock are not redeemed due to a default in payment by the Corporation, due to the election by the Corporation not to effect the redemption, pursuant to Section 5(A)(ii)(2), or because the Corporation does not have sufficient legally available funds, such shares of Series G Preferred Stock shall remain outstanding and shall be entitled to all of the rights and preferences provided herein until redeemed or converted.
(C) Limitation on Redemption. Notwithstanding anything herein to the contrary, the Corporation shall not redeem any shares of Series G Preferred Stock unless either (i) no shares of Liquidation Senior Stock remain outstanding, or (ii) all shares of Liquidation Senior Stock are redeemed prior to or simultaneously with such shares of Series G Preferred Stock.
6. Conversion. The holders of Series G Preferred Stock shall have conversion rights as follows (the “Conversion Rights”):
(A) Right to Convert. Each share of Series G Preferred Stock shall be convertible into such number of fully paid and nonassessable shares of Common Stock as is determined by dividing the Original Issue Price of such Series G Preferred Stock by the Conversion Price at the time in effect for shares of Series G Preferred Stock. The “Original Issue Price” per share of Series G Preferred Stock is $3.00. The “Conversion Price” per share of Series G Preferred Stock initially shall be equal to the Original Issue Price, subject to adjustment from time to time as provided below.
(B) Mechanics of Conversion. Before any holder of Series G Preferred Stock shall be entitled to convert the same into shares of Common Stock, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the office of this Corporation or of any transfer agent for the Series G Preferred Stock, and shall give written notice by confirmed facsimile or by mail, postage prepaid, to this Corporation at its principal corporate office, of the election to convert the same and shall state therein the name or names in which the certificate or certificates for shares of Common Stock (or uncertificated shares of Common Stock represented by book-entry) are to be issued. This Corporation shall, as soon as practicable thereafter, issue and deliver to the address of record of such holder of Series G Preferred Stock (or such other address as the holder shall designate in writing in the notice to the Corporation of the election to convert), or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock, or evidence of shares issued in book-entry form representing the number of shares of Common Stock, to which such holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the Series G Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock as of such date.

(C) Adjustments to Conversion Ratio for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that this Corporation at any time or from time to time after the initial issue date of the Series G Preferred Stock shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, or shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price per share of Series G Preferred Stock then in effect shall be proportionately decreased or increased, as appropriate; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of Common Stock a sufficient number of shares of Common Stock to be available for full conversion of the Series G Preferred Stock at the new Conversion Price. In the event that this Corporation shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration then the Corporation shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.
(D) Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of the Series G Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 6(C) above or a Change in Control that is treated as a Liquidation Event under Section 4 above), the number of shares of such other class or classes of stock into which the Series G Preferred Stock shall be convertible shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that the Series G Preferred Stock shall be convertible into, in lieu of the number of shares of Common Stock which the holders would otherwise have been entitled to receive, a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Series G Preferred Stock immediately before that change; provided that the Corporation shall take no such action with respect to the Common Stock unless the Corporation shall simultaneously reserve out of authorized, unissued and unreserved shares of the other class or classes of stock into which such Common Stock has changed a sufficient number of shares of stock of such class or classes to be available for full conversion of the Series G Preferred Stock.
(E) Rights Offerings. In the event the Corporation shall grant or shall have granted as of the date of the filing of this Certificate of Designation any rights to subscribe for, or any rights or options to purchase, Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such convertible or exchangeable stock or securities being herein called “Convertible Securities”), whether or not such rights or options or the right to convert or exchange any such Convertible Securities are immediately exercisable, which rights or options do not result in any adjustment to the number of shares of Common Stock or other classes of stock into which the Series G Preferred Stock can be converted under either Section 6(C) or Section 6(D) above, then the Corporation shall distribute such rights or options to the holders of Series G Preferred Stock as though they were holders, at the time of such distribution, of that number of shares of Common Stock into which the shares of Series G Preferred Stock held by each holder could then be converted.
(F) No Impairment. This Corporation will not, by amendment of its certificate or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by this Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series G Preferred Stock against impairment.
(G) No Fractional Shares and Certificate as to Adjustments.
(i) No fractional shares shall be issued upon conversion of the Series G Preferred Stock, and the number of shares of Common Stock to be issued shall be rounded to the nearest whole share. Whether or not fractional shares are issuable upon such conversion shall be determined on the basis of the total number of shares of Series G Preferred Stock the holder is at the time converting into Common Stock and the number of shares of Common Stock issuable upon such aggregate conversion.
(ii) Upon the occurrence of each adjustment or readjustment of the number of shares of Common Stock into which the Series G Preferred Stock can be converted pursuant to this Section 6, this Corporation, at its expense, shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series G Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. This Corporation shall, upon the written request at any time of any holder of Series G Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Price per share of Series G Preferred Stock at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of the Series G Preferred Stock.
(H) Notice of Record Date. In the event of any taking by this Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, this Corporation shall mail to each holder of Series G Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.
(I) Reservation of Stock Issuable upon Conversion. This Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other security into which the Common Stock shall have been changed) solely for the purpose of effecting the conversion of the Series G Preferred Stock such number of its shares of Common Stock (or other security) as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series G Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock (or other security) shall not be sufficient to effect the conversion of all the then outstanding Series G Preferred Stock, in addition to such other remedies as shall be available to the holder of such Series G Preferred Stock, this Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other security) to such number of shares as shall be sufficient for such purposes.

(J) Notices. Any notice required by the provisions of this Section 6 to be given to the holders of Series G Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at the holder’s address appearing on the books of this Corporation.
7. Voting Rights.
(A) General. Except as otherwise provided herein or by law, each holder of shares of Series G Preferred Stock shall be entitled to vote with the holders of Common Stock on an as-converted basis as a single class with such shares of Common Stock and such other shares of capital stock that vote with shares of Common Stock on all matters presented for stockholder vote and shall be entitled to notice of any stockholder’s meeting in accordance with the Bylaws of the Corporation. Fractional votes shall not, however, be permitted and any fractional voting rights resulting from the conversion of Series G Preferred Stock into Common Stock (in the case of each holder, after aggregating all fractional shares held by such holder into the maximum number of whole shares) shall be rounded to the nearest whole number (with one-half being rounded upward).
(B) Right to Nominate and Elect One Director. Notwithstanding anything to the contrary in the foregoing provisions, for so long as at least 2,500,000 shares of Series G Preferred Stock remain outstanding (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series G Preferred Stock after the filing date hereof) the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be entitled to nominate and elect one member of the Board of Directors of the Corporation at each meeting or pursuant to each consent of the Corporation’s stockholders for the election of directors, and to remove from office such director and to fill any vacancy caused by the resignation, death or removal of such director.
(C) Additional Voting Rights. For so long as at least 3,000,000 shares (subject to adjustment for any stock split, reverse stock split or similar event affecting the Series G Preferred Stock after the filing date hereof) of Series G Preferred Stock shall be outstanding, the affirmative vote of the holders of a majority of the outstanding shares of Series G Preferred Stock, voting as a separate class, shall be necessary (unless, in each case, waived in writing in advance by holders of a majority of the outstanding shares of Series G Preferred Stock) for the Corporation to take, or authorize, any of the following actions, however effected, whether by amendment of the Articles of Incorporation, this Certificate of Designation or the bylaws, by merger, by consolidation, by recapitalization or otherwise:
(i) create (by new authorization, reclassification, recapitalization, designation or otherwise) or issue any class or series of stock or any other securities convertible into equity securities of the Corporation, or issued as units or in connection with equity securities of the Corporation, having any right, preference or privilege senior to or on parity with the Series G Preferred Stock with respect to dividends, redemption or liquidation preference, including, without limitation, any Dividend Senior Stock, Liquidation Senior Stock or Liquidation Parity Stock;
(ii) alter or change, directly or indirectly, whether pursuant to an amendment, waiver, alteration or repeal of the Corporation’s Articles of Incorporation or bylaws or otherwise, the rights, preferences or privileges of the Series G Preferred Stock so as to affect adversely such shares;
(iii) make any redemption, repurchase, payment or declaration of any dividend or distribution on any shares of capital stock of the Corporation other than the Series G Preferred

Stock (provided, however, that the foregoing shall not limit in any way the Corporation’s ability to pay the “Preferred Dividend” as defined in Section 3 of the Corporation’s Certificate of Designation of Preferences of Series B Preferred Stock); or
(iv) enter into any bankruptcy filing, liquidation, assignment for the benefit of creditors or similar event of the Corporation or any significant subsidiary of the Corporation.
8. Protective Provision. For so long as any shares of Series G Preferred Stock remain outstanding, the Corporation shall not take any action to increase or decrease the authorized number of shares of Series G Preferred Stock without the written consent of holders of not less than 60% of the outstanding shares of Series G Preferred Stock.
9. Status of Converted or Redeemed Stock. In the event any Series G Preferred Stock shall be converted pursuant to Section 6 hereof, redeemed pursuant to Section 5 hereof, or returned to the Corporation in exchange for any other capital stock of the Corporation, the shares so converted, redeemed or exchanged shall be promptly cancelled after the conversion, redemption or exchange thereof. All such shares shall upon their cancellation, redemption or exchange become authorized but unissued shares of Preferred Stock and may be released as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

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